UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: July 10, 2017
(Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement
After obtaining approval by the United States Bankruptcy Court for the District of Delaware on July 7, 2017, on July 10, 2017, A.M. Castle & Co. (the “Company”) and certain of its subsidiaries entered into a Debtor-in-Possession Revolving Credit and Security Agreement dated July 10, 2017 (the “DIP Credit Agreement”), with PNC Bank, National Association, as Lender and Administrative and Collateral Agent (“PNC”). The subsidiaries, which together with the Company are parties to the DIP Credit Agreement as Borrowers, include Total Plastics, Inc., a Michigan corporation, HY-Alloy Steels Company, a Delaware corporation, Keystone Tube Company, LLC, a Delaware limited liability company, and Keystone Service, Inc., an Indiana corporation.
The DIP Credit Agreement provides for an $85 million senior secured, revolving debtor-in-possession credit facility and sets forth the terms and conditions of such facility (the “DIP Facility”). The purpose of the DIP Facility is to (i) pay fees and expenses payable to PNC for the DIP Facility, (ii) provide for the Borrowers' working capital needs and reimburse drawings under letters of credit, in accordance with an approved budget, (iii) fund administrative expenses of the Borrowers that are included in such budget, (iv) refinance up to $75,000,000 of the Prepetition First Lien Obligations (as defined in the DIP Credit Agreement), and (v) pay the Permitted Adequate Protection Payments (as defined in the DIP Credit Agreement) as and when due.
The obligations of the Company and its debtor subsidiaries under the DIP Facility are to be (i) entitled to super-priority administrative expense claim status pursuant to the Bankruptcy Code with priority over any administrative expenses of a kind specified in the Bankruptcy Code, subject to a carve-out for certain specified bankruptcy-related fees and expenses; and (ii) secured, pursuant to the Bankruptcy Code, by a first-priority perfected security interest and lien on all or substantially all of the Company’s and its debtor subsidiaries’ respective assets and the Company’s equity interests in its subsidiaries, subject to certain carve-out and permitted prior liens.
The foregoing description is a summary and is qualified in its entirety by reference to the DIP Credit Agreement. A copy of the DIP Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference. Additionally, the foregoing is qualified in its entirety by reference to the Debtors Prepackaged Joint Chapter 11 Plan of Reorganization (the “Plan”), a copy of which was included within the Disclosure Statement for Debtors’ Prepackaged Joint Chapter 11 Plan of Reorganization, a copy of which was attached as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on May 15, 2017.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
On July 10, 2017, in connection with its entering into the DIP Credit Agreement, the Company borrowed an aggregate amount equal to $66.3 million from PNC, of which $64 million was used to pay down outstanding indebtedness of the Company for term loans and delayed draw term loans advanced pursuant to that certain Credit and Guaranty Agreement dated as of December 8, 2016, as amended, with Cantor Fitzgerald Securities, as administrative and collateral agent, and the lenders that are parties thereto.
The Company may prepay its obligations under the DIP Credit Agreement in whole, but not in part, at any time and must apply the net proceeds of material sales of collateral in prepayment of such obligations. Indebtedness for borrowings under the DIP Credit Agreement is subject to acceleration upon the occurrence of specified defaults or events of default, including failure to pay principal or interest, the inaccuracy of any representation or warranty of a loan party, failure by a loan party to perform certain covenants, defaults under indebtedness owed to third parties, certain liability producing events relating to ERISA, the invalidity or impairment of PNC’s lien on its collateral or of any applicable guarantee, and certain adverse bankruptcy-related or other events not provided in the Plan.
Interest on DIP Facility indebtedness accrues based on the applicable LIBOR-based rate, as set forth in the DIP Credit Agreement. Additionally, the Company must pay a monthly Facility Fee equal to one-quarter of 1% (0.0025%) per annum of the amount by which the Maximum Revolving Advance Amount (as defined in the DIP Credit Agreement) exceeds such average daily Revolving Facility Usage (as defined in the DIP Credit Agreement) for such month, provided that if the average daily Revolving Facility Usage is less than 50% of the Maximum Revolving Advance Amount, the applicable percentage is 0.375% per annum. The Company also has agreed to pay PNC a customary fees, costs and expenses that may be incurred by PNC in connection with the transactions contemplated by the DIP Credit Agreement.

Item 7.01 - Regulation FD Disclosure
On July 10, 2017, the Company issued a press release regarding the matters disclosed in Item 1.01 and 2.03 of this Current Report on Form 8-K. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by this reference.

The information included in this Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01 - Other Events
The Company cautions that trading in its securities during the pendency of the chapter 11 cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may not bear any substantive relationship to the probable outcome for security holders in the chapter 11 cases. If the reorganization contemplated by the Plan is consummated, all existing equity interests of the Company, including common stock and any outstanding preferred stock, warrants or options, will be extinguished.

Cautionary Note Regarding Forward-Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements speak only as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, use of funds, and the cost savings and other benefits that we expect to achieve from our restructuring. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include or relate to: other competing uses for funds, including the payment of the administrative expenses of our chapter 11 cases; our ability to timely conclude definitive documentation for, and to satisfy all conditions to the consummation of, the New ABL Facility ; our ability to obtain sufficient acceptances in connection with our solicitation of debt holder support; our ability to obtain the bankruptcy court’s approval with respect to motions or other requests made in our chapter 11 cases, including any required approvals of the New ABL Facility; our ability to maintain strategic control as debtor-in-possession; the availability of the Bankruptcy Court for hearings on our motions, which may affect the timing of any required approvals and our emergence from our chapter 11 cases; our ability to confirm and consummate a chapter 11 plan of reorganization in our chapter 11 cases; the effects of the filing of our chapter 11 cases on our business and the interests of various constituents; the bankruptcy court’s rulings in our chapter 11 cases, as well the outcome of any such case in general; the length of time that we will operate under chapter 11 protection and the continued availability of operating capital during the pendency of our chapter 11 cases; risks associated with third party motions or objections in our chapter 11 cases, which may interfere with our ability to confirm and consummate a chapter 11 plan of reorganization; the potential adverse effects of our chapter 11 cases on our liquidity or results of operations; our ability to execute the Company’s business and financial reorganization plan; and increased advisory costs to execute our reorganization. Other factors include our ability to effectively manage our operational initiatives and restructuring activities, the impact of volatility of metals prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete the remaining steps in our strategic refinancing process, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2017. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

Item 9.01 - Financial Statements and Exhibits

Exhibit Number	Description
99.1
Debtor-in-Possession Revolving Credit and Security Agreement dated as of July 10, 2017 by and among A.M. Castle & Co., Total Plastics, Inc., HY-Alloy Steels Company, Keystone Tube Company, LLC, and Keystone Service, Inc., as Borrowers, PNC Bank, National Association, as Lender and as Administrative and Collateral Agent, and such other Lenders which may be party thereto, and the Commitment Parties thereto.

99.2	Press release dated July 10, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

A.M Castle & Co.

	By:	/s/ Marec E. Edgar
July 12, 2017		Marec E. Edgar
Executive Vice President, General Counsel,
Secretary & Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1
Debtor-in-Possession Revolving Credit and Security Agreement dated as of July 10, 2017 by and among A.M. Castle & Co., Total Plastics, Inc., HY-Alloy Steels Company, Keystone Tube Company, LLC, and Keystone Service, Inc., as Borrowers, PNC Bank, National Association, as Lender and as Administrative and Collateral Agent, and such other Lenders which may be party thereto, and the Commitment Parties thereto.

99.2	Press release dated July 10, 2017.